EXHIBIT 16.1


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, DC  20549

June 27, 2002

Dear Sir/Madam:

We have read the second paragraph of Item 4 included in the Form 8-K dated June 27, 2002 of Horizon PCS, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Copy to:
      Peter M. Holland
      Chief Financial Officer
      Horizon PCS, Inc.


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